Exhibit 99.1

Ribbon Communications Inc. Reports
Second Quarter 2024 Financial Results

Net income increased 21% and Adjusted EBITDA up 65% in 1H 2024 YoY

Continued improvement in gross margin and lower operating expenses

Expect strong second half based on growth from U.S. Tier 1, Rural Broadband, Enterprise, and India

July 24, 2024

Conference Call Details:

Conference call to discuss the Company’s financial results for the second quarter ended June 30, 2024.

Date: Wednesday, July 24, 2024

Time: 4:30 p.m. (ET)

Dial-In Information:
US/Canada: 877-407-2991

International: 201-389-0925

Instant Telephone Access: Call me™

A telephone playback of the call will be available following the conference call until August 7, 2024 and can be accessed by calling 877-660-6853 or 201-612-7415 for international callers. The reservation number for the replay is 13747581.

Live (Listen-Only) Webcast:

Available via the Investor Relations website, where a replay will also be available shortly following the conference call.

For more details on financial results, please visit investors.ribboncommunications.com.

Investor Relations

+1 (978) 614-8050

ir@rbbn.com

Media Contact

Catherine Berthier

+1 (646) 741-1974

cberthier@rbbn.com

Plano, TX – Ribbon Communications Inc. (Nasdaq: RBBN), a global provider of real time communications technology and IP optical networking solutions to many of the world’s largest service providers, enterprises, and critical infrastructure operators to modernize and protect their networks, today announced its financial results for the second quarter of 2024.

Revenue for the second quarter of 2024 was $193 million, compared to $211 for the second quarter of 2023 and $180 million for the first quarter of 2024. First half 2024 GAAP Loss from Operations improved $26 million year over year to ($15 million), and Non-GAAP Adjusted EBITDA improved $13 million, or 65%, to $33 million. GAAP and Non-GAAP Gross Margin for the second quarter improved 260 and 240 basis points year over year, respectively.

“Earnings increased significantly in the first half of 2024 with Adjusted EBITDA increasing 65% year over year despite lower sales. The improvement in profitability was driven by higher gross margins and lower operating expenses year over year. Revenue in the second quarter was impacted by a large U.S. Federal deal that was delayed to the third quarter. Sales were also lower as we suspended product shipments into Eastern Europe due to the extended war in Ukraine and increased complexities of operating in the region,” stated Bruce McClelland, President and Chief Executive Officer of Ribbon Communications.

Mr. McClelland added, “We continue to project a strong second half of 2024 as we ramp the recently announced Verizon Voice Network modernization program and anticipate strong growth in several other areas such as Enterprise, U.S. Rural Broadband, Europe, and India. Recent changes in the competitive landscape also present an opportunity for further share expansion. However, we have adjusted our full year 2024 guidance slightly to reflect a more conservative outlook for the Eastern European region for the rest of the year.”

Financial Highlights1

	Three months ended		Six months ended
	June 30,		June 30,
In millions, except per share amounts	2024	2023	2024	2023
GAAP Revenue	$193	$211	$372	$397
GAAP Net income (loss)	$(17)	$(21)	$(47)	$(60)
Non-GAAP Net income (loss)	$9	$8	$7	$5
Non-GAAP Adjusted EBITDA	$22	$23	$33	$20
GAAP diluted earnings (loss) per share	$(0.10)	$(0.13)	$(0.27)	$(0.35)
Non-GAAP diluted earnings (loss) per share	$0.05	$0.04	$0.04	$0.03
Weighted average shares outstanding basic	174	170	173	169
Weighted average shares outstanding diluted	176	175	176	175

1 Please see the reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures and additional information about non-GAAP measures in the section entitled “Discussion of Non-GAAP Financial Measures” in the attached schedules.

“During the second quarter of 2024, we completed the refinancing of our capital structure with a $385 million five-year senior secured credit facility that provides us greater liquidity with less restrictions. Our new strategic banking group relationship with HPS Investment Partners, LLC and WhiteHorse Capital Management, LLC will also give us opportunities to support our future growth needs,” said Mick Lopez, Chief Financial Officer of Ribbon Communications. “Additionally, we continue to improve our operations, driving a 240 basis point improvement year over year in gross margins and a $4 million reduction in expenses, resulting in the lowest level of operating expenses since the ECI acquisition in 2020.”

Business Outlook1

For the third quarter of 2024, the Company expects continued sequential growth in both of our businesses with revenue in a range of $205 million to $220 million. Non-GAAP gross margin is projected in a range of 53% to 53.5%. Adjusted EBITDA is projected in a range of $25 million to $30 million.

The Company has also adjusted full-year 2024 targets and now expects revenue in a range of $830 million to $850 million, non-GAAP gross margin in a range of 54% to 54.5%, and Adjusted EBITDA in a range of $105 million to $115 million.

The Company’s outlook is based on current indications for its business, which are subject to change.

1 Please see the reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures and additional information about the non-GAAP measures in the section entitled “Discussion of Non-GAAP Financial Measures” in the attached schedules.

Upcoming Conference Schedule

▪	August 27, 2024: Evercore ISI 2024 Semiconductor, IT Hardware & Networking Conference
▪	August 28, 2024: Jefferies Semiconductor, IT Hardware & Communication Technology Summit

About Ribbon

Ribbon Communications (Nasdaq: RBBN) delivers communications software, IP and optical networking solutions to service providers, enterprises and critical infrastructure sectors globally. We engage deeply with our customers, helping them modernize their networks for improved competitive positioning and business outcomes in today's smart, always-on and data-hungry world. Our innovative, end-to-end solutions portfolio delivers unparalleled scale, performance, and agility, including core to edge software-centric solutions, cloud-native offers, leading-edge security and analytics tools, along with IP and optical networking solutions for 5G and broadband internet. We maintain a keen focus on our commitments to Environmental, Social and Governance (ESG) matters, offering an annual Sustainability Report to our stakeholders. To learn more about Ribbon visit rbbn.com.

Important Information Regarding Forward-Looking Statements

The information in this release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which are subject to a number of risks and uncertainties. All statements other than statements of historical facts contained in this release, including without limitation statements regarding the Company’s projected financial results for the third quarter of 2024 and beyond; plans and objectives for future operations, including cost reductions; the impact of the wars in Israel and Ukraine; customer spending and engagement and momentum; and plans for future product development and manufacturing and the expected benefits therefrom, are forward-looking statements. Without limiting the foregoing, the words “believes”, “estimates”, “expects”, “expectations”, “intends”, “may”, “plans”, “projects” and other similar language, are intended to identify forward-looking statements.

Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual results may differ materially from those contemplated in these forward-looking statements due to various risks, uncertainties and other important factors, including, among others, the effects of geopolitical instabilities and wars, including in Israel and Ukraine (and the impact of sanctions and trade restrictions imposed as a result thereof); unpredictable fluctuations in quarterly revenue and operating results; increases in tariffs, trade restrictions or taxes on the Company’s products; the impact of restructuring and cost-containment activities; operational disruptions at facilities located in Israel including as a result of military call-ups of the Company’s employees in Israel, closure of the offices there or the temporary or long-term closure of contract manufacturing in the region; the potential impact of litigation; risks related to supply chain disruptions, including as a result of component availability; risks resulting from higher interests rates and continued inflationary pressures; risks related to cybersecurity and data intrusion; failure to compete successfully against telecommunications equipment and networking companies; failure to grow the Company’s customer base or generate recurring business from existing customers; credit risks; the timing of customer purchasing decisions and the Company’s recognition of revenues; macroeconomic conditions, including inflation; market acceptance of the Company’s products and services; rapid technological and market change; the ability to protect Company intellectual property rights and obtain necessary licenses; the ability to maintain partner, reseller, distribution and vendor support and supply relationships; the potential for defects in the Company’s products; and currency fluctuations.

These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the Company's business and results from operations. Additional information regarding these and other factors can be found in the Company's reports filed with the Securities and Exchange Commission, including, without limitation, its Form 10-K for the year ended December 31, 2023 and its Form 10-Q for the quarter ended March 31, 2024. In providing forward-looking statements, the Company expressly disclaims any obligation to update these statements publicly or otherwise, whether as a result of new information, future events or otherwise, except as required by law.

Discussion of Non-GAAP Financial Measures

The Company’s management uses several different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of its business, making operating decisions, planning and forecasting future periods, and determining payments under compensation programs. The Company considers the use of non-GAAP financial measures helpful in assessing the core performance of its continuing operations and when planning and forecasting future periods. The Company’s annual financial plan is prepared on a non-GAAP basis and is approved by its board of directors. In addition, budgeting and forecasting for revenue and expenses are conducted on a non-GAAP basis, and actual results on a non-GAAP basis are assessed against the annual financial plan. The Company defines continuing operations as the ongoing results of its business adjusted for certain expenses and credits, as described below. The Company believes that providing non-GAAP information to investors allows them to view the Company’s financial results in the way its management views them and helps investors to better understand the Company’s core financial and operating performance and evaluate the efficacy of the methodology and information used by its management to evaluate and measure such performance.

While the Company’s management uses non-GAAP financial measures as tools to enhance its understanding of certain aspects of the Company’s financial performance, management does not consider these measures to be a substitute for, or superior to, GAAP measures. In addition, the Company’s presentations of these measures may not be comparable to similarly titled measures used by other companies. These non-GAAP financial measures should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures. In particular, many of the adjustments to the Company’s financial measures reflect the exclusion of items that are recurring and will be reflected in its financial results for the foreseeable future.

Stock-Based Compensation

The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. The Company believes that presenting non-GAAP operating results that exclude stock-based compensation provides investors with visibility and insight into its management’s method of analysis and its core operating performance.

Amortization of Acquired Technology (including software licenses); Amortization of Acquired Intangible Assets

Amortization amounts are inconsistent in frequency and amount and are significantly impacted by the timing and size of acquisitions. Amortization of acquired technology is reported separately within Cost of revenue and Amortization of acquired intangible assets is reported separately within Operating expenses. These items are reported collectively as Amortization of acquired intangible assets in the accompanying reconciliations of non-GAAP and GAAP financial measures. The Company believes that excluding non-cash amortization of these intangible assets facilitates the comparison of its financial results to its historical operating results and to other companies in its industry as if the acquired intangible assets had been developed internally rather than acquired.

Litigation Costs

In connection with certain ongoing contract litigation where Ribbon is the defendant (as described in Note 26 to the Company’s Consolidated Financial Statements included in its Annual Report on Form 10-K for the year ended December 31, 2023), the Company has incurred litigation costs beginning in 2023. These costs are included as a component of general and administrative expense. The Company believes that such costs are not part of its core business or ongoing operations, are unplanned and generally not within its control. Accordingly, the Company believes that excluding the litigation costs related to these specific legal matters facilitates the comparison of the Company’s financial results to its historical operating results and to other companies in its industry.

Acquisition-, Disposal- and Integration-Related

The Company considers certain acquisition-, disposal- and integration-related costs to be unrelated to the organic continuing operations of the Company and its acquired businesses. Such costs are generally not relevant to assessing or estimating the long-term performance of the acquired assets. The Company excludes such acquisition-, disposal- and integration-related costs to allow more accurate comparisons of its financial results to its historical operations and the financial results of less acquisitive peer companies and allows management and investors to consider the ongoing operations of the business both with and without such expenses.

Restructuring and Related

The Company has recorded restructuring and related expense to streamline operations and reduce operating costs by closing and consolidating certain facilities and reducing its worldwide workforce. The Company believes that excluding restructuring and related expense facilitates the comparison of its financial results to its historical operating results and to other companies in its industry, as there are no future revenue streams or other benefits associated with these costs.

Preferred Stock and Warrant Liability Mark-to-Market Adjustment

The Company recorded adjustments to the fair value of its Series A Preferred Stock and Warrants to purchase shares of the Company’s common stock in Other (expense) income, net. Both of these instruments were issued in March 2023 in connection with the Company’s private placement and have been classified as liabilities and marked to market each reporting period until the Series A Preferred Stock was fully redeemed on June 25, 2024. The Warrant liability remains outstanding and will continue to be marked to market each reporting period. The Company excluded these gains and losses from the change in the fair value of these liabilities because it believes that such gains or losses were not part of its core business or ongoing operations.

Tax Effect of Non-GAAP Adjustments

The Non-GAAP income tax provision is presented based on an estimated tax rate applied against forecasted annual non-GAAP income. The Non-GAAP income tax provision assumes no available net operating losses or valuation allowances for the U.S. because of reporting significant cumulative non-GAAP income over the past several years. The Company is reporting its non-GAAP quarterly income taxes by computing an annual rate for the Company and applying that single rate (rather than multiple rates by jurisdiction) to its consolidated quarterly results. The Company expects that this methodology will provide a consistent rate throughout the year and allow investors to better understand the impact of income taxes on its results. Due to the methodology applied to its estimated annual tax rate, the Company’s estimated tax rate on non-GAAP income will differ from its GAAP tax rate and from its actual tax liabilities.

Adjusted EBITDA

The Company uses Adjusted EBITDA as a supplemental measure to review and assess its performance. The Company calculates Adjusted EBITDA by excluding from income (loss) from operations: depreciation; stock-based compensation; amortization of acquired intangible assets; certain litigation costs; acquisition-, disposal- and integration-related expense; and restructuring and related expense. In general, the Company excludes the expenses that it considers to be non-cash and/or not a part of its ongoing operations. The Company may exclude other items in the future that have those characteristics. Adjusted EBITDA is a non-GAAP financial measure that is used by the investing community for comparative and valuation purposes. The Company discloses this metric to support and facilitate dialogue with research analysts and investors. Other companies may calculate Adjusted EBITDA differently than the Company does, limiting its usefulness as a comparative measure.

RIBBON COMMUNICATIONS INC.

Consolidated Statements of Operations

(in thousands, except percentages and per share amounts)

(unaudited)

	Three months ended
	June 30,	March 31,	June 30,
	2024	2024	2023
Revenue:
Product	$99,133	$87,610	$117,347
Service	93,487	92,054	93,271
Total revenue	192,620	179,664	210,618

Cost of revenue:
Product	54,845	45,794	67,927
Service	33,376	35,364	33,782
Amortization of acquired technology	6,532	6,551	7,439
Total cost of revenue	94,753	87,709	109,148

Gross profit	97,867	91,955	101,470

Gross margin	50.8%	51.2%	48.2%

Operating expenses:
Research and development	43,489	45,763	47,776
Sales and marketing	32,984	34,716	33,905
General and administrative	14,901	15,191	14,346
Amortization of acquired intangible assets	6,508	6,706	7,260
Acquisition-, disposal- and integration-related	-	-	498
Restructuring and related	1,920	3,065	4,307
Total operating expenses	99,802	105,441	108,092

Income (loss) from operations	(1,935)	(13,486)	(6,622)
Interest expense, net	(3,879)	(5,987)	(6,766)
Other (expense) income, net	(9,503)	(7,513)	(2,688)

Income (loss) before income taxes	(15,317)	(26,986)	(16,076)
Income tax benefit (provision)	(1,499)	(3,375)	(5,403)

Net income (loss)	$(16,816)	$(30,361)	$(21,479)

Income (loss) per share:
Basic	$(0.10)	$(0.18)	$(0.13)
Diluted	$(0.10)	$(0.18)	$(0.13)

Weighted average shares used to compute income (loss) per share:
Basic	173,793	172,428	170,103
Diluted	173,793	172,428	170,103

RIBBON COMMUNICATIONS INC.

Consolidated Statements of Operations

(in thousands, except percentages and per share amounts)

(unaudited)

	Six months ended
	June 30,	June 30,
	2024	2023
Revenue:
Product	$186,743	$210,665
Service	185,541	186,112
Total revenue	372,284	396,777

Cost of revenue:
Product	100,639	129,990
Service	68,740	69,087
Amortization of acquired technology	13,083	14,828
Total cost of revenue	182,462	213,905

Gross profit	189,822	182,872

Gross margin	51.0%	46.1%

Operating expenses:
Research and development	89,252	99,080
Sales and marketing	67,700	69,304
General and administrative	30,092	28,391
Amortization of acquired intangible assets	13,214	14,524
Acquisition-, disposal- and integration-related	-	2,140
Restructuring and related	4,985	11,244
Total operating expenses	205,243	224,683

Income (loss) from operations	(15,421)	(41,811)
Interest expense, net	(9,866)	(13,188)
Other (expense) income, net	(17,016)	2,084

Income (loss) before income taxes	(42,303)	(52,915)
Income tax benefit (provision)	(4,874)	(6,869)

Net income (loss)	$(47,177)	$(59,784)

Income (loss) per share:
Basic	$(0.27)	$(0.35)
Diluted	$(0.27)	$(0.35)

Weighted average shares used to compute income (loss) per share:
Basic	173,110	169,326
Diluted	173,110	169,326

RIBBON COMMUNICATIONS INC.

Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$64,558	$26,494
Restricted cash	2,850	136
Accounts receivable, net	210,954	268,421
Inventory	79,216	77,521
Other current assets	46,576	46,146
Total current assets	404,154	418,718

Property and equipment, net	40,824	41,820
Intangible assets, net	212,052	238,087
Goodwill	300,892	300,892
Deferred income taxes	78,067	69,761
Operating lease right-of-use assets	33,901	39,783
Other assets	35,562	35,092
	$1,105,452	$1,144,153

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of term debt	$3,500	$35,102
Accounts payable	64,333	85,164
Accrued expenses and other	92,847	91,687
Operating lease liabilities	12,347	15,739
Deferred revenue	99,547	113,381
Total current liabilities	272,574	341,073

Long-term debt, net of current	333,979	197,482
Warrant liability	6,170	5,295
Preferred stock liability	-	53,337
Operating lease liabilities, net of current	34,858	38,711
Deferred revenue, net of current	16,632	19,218
Deferred income taxes	5,616	5,616
Other long-term liabilities	30,601	30,658
Total liabilities	700,430	691,390

Commitments and contingencies

Stockholders' equity:
Common stock	17	17
Additional paid-in capital	1,964,304	1,958,909
Accumulated deficit	(1,567,127)	(1,519,950)
Accumulated other comprehensive income	7,828	13,787
Total stockholders' equity	405,022	452,763
	$1,105,452	$1,144,153

RIBBON COMMUNICATIONS INC.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six months ended
	June 30,	June 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(47,177)	$(59,784)
Adjustments to reconcile net income (loss) to cash flows provided by (used in) operating activities:
Depreciation and amortization of property and equipment	6,770	7,059
Amortization of intangible assets	26,297	29,352
Amortization of debt issuance costs and original issue discount	3,445	1,793
Amortization of accumulated other comprehensive gain related to interest rate swap	(8,196)	(2,062)
Stock-based compensation	8,016	11,964
Deferred income taxes	(8,104)	(6,946)
Gain on sale of swap	-	(7,301)
Change in fair value of warrant liability	875	(1,318)
Change in fair value of preferred stock liability	8,091	1,456
Dividends accrued on preferred stock liability	2,743	1,272
Payment of dividends accrued on preferred stock liability	(6,686)	-
Foreign currency exchange (gains) losses	2,023	(1,080)
Changes in operating assets and liabilities:
Accounts receivable	56,146	21,534
Inventory	(4,405)	(2,221)
Other operating assets	8,854	13,486
Accounts payable	(20,541)	(1,740)
Accrued expenses and other long-term liabilities	(8,407)	2,343
Deferred revenue	(16,422)	767
Net cash provided by (used in) operating activities	3,322	8,574

Cash flows from investing activities:
Purchases of property and equipment	(5,613)	(4,091)
Purchases of software licenses	(263)	-
Net cash provided by (used in) investing activities	(5,876)	(4,091)

Cash flows from financing activities:
Borrowings under revolving line of credit	44,106	30,000
Principal payments on revolving line of credit	(44,106)	(30,000)
Proceeds from issuance of term debt	342,300	-
Principal payments of term debt	(235,395)	(85,029)
Payment of debt issuance costs	(3,978)	(1,572)
Proceeds from issuance of preferred stock and warrant liabilities	-	53,350
Payment of preferred stock liability	(56,850)	-
Proceeds from the exercise of stock options	17	2
Payment of tax obligations related to vested stock awards and units	(2,638)	(3,456)
Net cash provided by (used in) financing activities	43,456	(36,705)

Effect of exchange rate changes on cash and cash equivalents	(124)	(394)

Net increase (decrease) in cash and cash equivalents	40,778	(32,616)
Cash and cash equivalents, beginning of year	26,630	67,262
Cash and cash equivalents, end of period	$67,408	$34,646

RIBBON COMMUNICATIONS INC.

Supplemental Information

(in thousands)

(unaudited)

The following tables provide the details of stock-based compensation included as components of other line items in the Company's Consolidated Statements of Operations and the line items in which these amounts are reported.

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2024	2024	2023	2024	2023
Stock-based compensation
Cost of revenue - product	$64	$106	$115	$170	$264
Cost of revenue - service	274	472	526	746	1,061
Cost of revenue	338	578	641	916	1,325

Research and development	616	1,068	1,300	1,684	2,562
Sales and marketing	954	1,157	2,142	2,111	4,271
General and administrative	1,586	1,719	2,033	3,305	3,806
Operating expense	3,156	3,944	5,475	7,100	10,639

Total stock-based compensation	$3,494	$4,522	$6,116	$8,016	$11,964

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures

(in thousands, except per share amounts)

(unaudited)

	Three months ended
	June 30,	March 31,	June 30,
	2024	2024	2023
GAAP Gross margin	50.8%	51.2%	48.2%
Stock-based compensation	0.2%	0.3%	0.3%
Amortization of acquired technology	3.4%	3.6%	3.5%
Non-GAAP Gross margin	54.4%	55.1%	52.0%

GAAP Net income (loss)	$(16,816)	$(30,361)	$(21,479)
Stock-based compensation	3,494	4,522	6,116
Amortization of acquired intangible assets	13,040	13,257	14,699
Litigation costs	1,768	951	114
Acquisition-, disposal- and integration-related	-	-	498
Restructuring and related	1,920	3,065	4,307
Preferred stock and warrant liability mark-to-market adjustment	8,210	3,499	1,410
Tax effect of non-GAAP adjustments	(3,095)	3,971	2,083
Non-GAAP Net income (loss)	$8,521	$(1,096)	$7,748

GAAP Diluted earnings (loss) per share	$(0.10)	$(0.18)	$(0.13)
Stock-based compensation	0.02	0.03	0.03
Amortization of acquired intangible assets	0.08	0.07	0.09
Litigation costs	0.01	0.01	*
Acquisition-, disposal- and integration-related	-	-	0.01
Restructuring and related	0.01	0.02	0.02
Preferred stock and warrant liability mark-to-market adjustment	0.05	0.02	0.01
Tax effect of non-GAAP adjustments	(0.02)	0.02	0.01
Non-GAAP Diluted earnings (loss) per share	$0.05	$(0.01)	$0.04

Weighted average shares used to compute diluted earnings (loss) per share
Shares used to compute GAAP diluted earnings (loss) per share	173,793	172,428	170,103
Shares used to compute Non-GAAP diluted earnings (loss) per share	176,246	172,428	175,220

GAAP Income (loss) from operations	$(1,935)	$(13,486)	$(6,622)
Depreciation	3,376	3,394	3,549
Stock-based compensation	3,494	4,522	6,116
Amortization of acquired intangible assets	13,040	13,257	14,699
Litigation costs	1,768	951	114
Acquisition-, disposal- and integration-related	-	-	498
Restructuring and related	1,920	3,065	4,307
Non-GAAP Adjusted EBITDA	$21,663	$11,703	$22,661

* Less than $0.01 impact on earnings (loss) per share.

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures

(in thousands, except per share amounts)

(unaudited)

	Six months ended
	June 30,	June 30,
	2024	2023
GAAP Gross Margin	51.0%	46.1%
Stock-based compensation	0.2%	0.3%
Amortization of acquired technology	3.5%	3.8%
Non-GAAP Gross Margin	54.7%	50.2%

GAAP Net income (loss)	$(47,177)	$(59,784)
Stock-based compensation	8,016	11,964
Amortization of acquired intangible assets	26,297	29,352
Litigation costs	2,719	291
Acquisition-, disposal- and integration-related	-	2,140
Restructuring and related	4,985	11,244
Preferred stock and warrant liability mark-to-market adjustment	11,709	1,410
Preferred stock and warrant liability issuance costs	-	3,545
Tax effect of non-GAAP adjustments	876	4,759
Non-GAAP Net income (loss)	$7,425	$4,921

GAAP Diluted earnings (loss) per share	$(0.27)	$(0.35)
Stock-based compensation	0.05	0.07
Amortization of acquired intangible assets	0.14	0.18
Litigation costs	0.02	*
Acquisition-, disposal- and integration-related	-	0.01
Restructuring and related	0.03	0.06
Preferred stock and warrant liability mark-to-market adjustment	0.07	0.01
Preferred stock and warrant liability issuance costs	-	0.02
Tax effect of non-GAAP adjustments	*	0.03
Non-GAAP Diluted earnings (loss) per share	$0.04	$0.03

Weighted average shares used to compute diluted earnings per share
Shares used to compute GAAP diluted loss per share	173,110	169,326
Shares used to compute Non-GAAP diluted earnings per share	175,784	175,359

GAAP Income (loss) from operations	$(15,421)	$(41,811)
Depreciation	6,770	7,059
Stock-based compensation	8,016	11,964
Amortization of acquired intangible assets	26,297	29,352
Litigation costs	2,719	291
Acquisition-, disposal- and integration-related	-	2,140
Restructuring and related	4,985	11,244
Non-GAAP Adjusted EBITDA	$33,366	$20,239

* Less than $0.01 impact on earnings (loss) per share.

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures

(in thousands)

(unaudited)

	Trailing Twelve Months
	June 30,	March 31,	June 30,
	2024	2024	2023
GAAP Income (loss) from operations	$2,105	$(2,582)	$(43,842)
Depreciation	13,816	13,989	14,581
Stock-based compensation	17,858	20,480	22,017
Amortization of acquired intangible assets	53,836	55,495	59,597
Litigation costs	3,735	2,081	291
Acquisition-, disposal- and integration-related	2,336	2,834	5,042
Restructuring and related	9,950	12,337	14,369
Non-GAAP Adjusted EBITDA	$103,636	$104,634	$72,055

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures - Outlook

(unaudited)

	Three months ending September 30, 2024		Year ending December 31, 2024
	Midpoint (1)	Range	Midpoint (1)	Range
Revenue ($ millions)	$212.5	+/-$7.5M	$840	+/-$10M

Gross margin:
GAAP outlook	50.09%		51.07%
Stock-based compensation	0.26%		0.24%
Amortization of acquired technology	2.90%		2.94%
Non-GAAP outlook	53.25%	+/-0.25%	54.25%	+/-0.25%

Adjusted EBITDA ($ millions):
GAAP income (loss) from operations	$3.0		$5.9
Depreciation	3.8		14.4
Stock-based compensation	4.7		17.2
Amortization of acquired intangible assets	12.8		50.9
Litigation costs	0.9		4.6
Restructuring and related	2.3		17.0
Non-GAAP outlook	$27.5	+/-$2.5M	$110.0	+/-$5M

(1) Q3 2024 and FY 2024 outlook represents the midpoint of the expected ranges